Espey Increases and Declares Regular Quarterly Dividend of $0.20 Per Share; Announces New Employment Agreement with Chief Executive Officer and Appoints New Assistant Corporate Secretary

Saratoga Springs, NY; June 6, 2024 - The Board of Directors of Espey Mfg. & Electronics Corp. (NYSE AMERICAN: ESP) has declared a regular quarterly dividend of $0.20 per share, a 14% increase over the prior dividend. The dividend will be payable on June 24, 2024 to all shareholders of record on June 17, 2024.

The Board of Directors is pleased to announce the signing of a new employment agreement between Espey Mfg. & Electronics Corp. and David O’Neil, President and Chief Executive Officer.

Furthermore, the Board of Directors appointed Ms. Jennifer Pickering to the position of Assistant Corporate Secretary. Jennifer joined the company as Chief HR Officer in April 2024 after previously holding human resource executive roles in the semiconductor and building materials manufacturing industries.

Espey's primary business is the development, design, and production of specialized military and industrial power supplies/transformers. The Company can be found on the Internet at www.espey.com.

For further information, contact Ms. Katrina Sparano at invest@espey.com.

Certain statements in this press release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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